UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No.   )

Check the appropriate box:

[ ]	Preliminary information statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive information statement

SPARTA COMMERCIAL SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common Stock, $.001 par value, per share
(2)	Aggregate number of securities to which transaction applies: 627,092,904

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

SPARTA COMMERICAL SERVICES, INC.

INFORMATION STATEMENT

GENERAL INFORMATION

General

Sparta Commercial Services, Inc., a Nevada corporation (the “Company”) is providing this Information Statement (this “Information Statement”), which is being mailed or furnished on or about July 9, 2020 to the holders of the Company’s common stock, par value $.001 per share (the “Common Stock”) on such date, as notification that in accordance with the provisions of Section 78-2055 of the Nevada Revised Statutes holders of a majority of the issued and outstanding shares of Common Stock of the Company, by means of a written consent in lieu of a special meeting of the stockholders (the “Written Consent”,) voted in favor of decreasing the number of issued and outstanding shares of Common Stock by effecting a 1 for 100 reverse split of the Company’s common shares outstanding held by each holder of record of Common Stock at the effective date which shall occur on the 21st calendar day after the Company files this Form 14(c)2 Information Statement with the Securities and Exchange Commission (the “Effective Date”) .

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to inform holders of the Company’s Common Stock entitled to vote or give an authorization or consent in regard to the actions authorized by the Written Consent, of the actions to be taken pursuant to the Written Consent.

Action by Written Consent

Pursuant to Section 78.320-2 of the Nevada Revised Statutes, any action that may be taken at a meeting of the stockholders may also be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action or actions so taken, is signed by the holders of outstanding shares of capital stock holding a least a majority of the voting power needed to approve the action.

Record Date

The Board of Directors fixed May 5, 2020 (the “Record Date”) as the record date for determining the stockholders entitled receive notice of the foregoing action. Only stockholders of record of the Company at the close of business on the Record Date are entitled to receive this Information Statement.

Date, Time and Place Information

The Written Consents, dated between May 9, 2020 and June 12, 2020, executed by the holders of a majority of the outstanding shares of the Common Stock (the “Majority Stockholders”), have been delivered to the Company’s principal executive offices at 555 Fifth Avenue, 14th Floor, New York, New York 10017.

Effectiveness of the Written Consent

In accordance with the regulations promulgated under the Exchange Act, the authorization of the reverse split may not become effective until the Effective Date.

Voting Securities

Common Stock. On the Record Date, there were 627,092,904 shares of the Common Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on the matters put to a vote of the Company’s stockholders.

The Company’s stockholders entitled to vote were calculated, as of the Record Date, in order to determine the number of shares of the Common Stock necessary to be voted to approve the reverse split. On the Record Date, the Majority Stockholders owned or had the right to vote directly or indirectly 441,017,329, shares of the Common Stock, constituting approximately 70.33% of the shares entitled to be voted in matters to be present to the Company’s stockholders for a vote. All of the Majority Stockholders, including all of the directors and officers of the Company, cast all of the shares of Common Stock owned by them in favor of the reverse split.

Security Ownership of Certain Beneficial Holders and Management

The table below sets forth information regarding the beneficial ownership of our common stock as of May 5, 2020 by:

each person known by us to be the beneficial owner of more than 5% of our common stock;

each of our directors;

each of our executive officers; and

our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person’s holdings, but not those underlying shares held by any other person.

Unless indicated otherwise, the address for each person named is c/o Sparta Commercial Services, Inc., 555 Fifth Ave, 14th Floor, New York, New York 10017.

	Number of	Percentage
	Shares	Of Class
	Beneficially	Beneficially
Name	Owned	Owned
Anthony L. Havens (1)	259,118	*
Kristian Srb	398,944	*
Jeffrey Bean	103,614	*
Sandra L. Ahman	2,467,865	*

All current directors and named officers as a group (4 in all) (1)	3,229,541	*

(1)	Excludes approximately 50,000 shares of common stock owned by Mr. Havens’ son held in an irrevocable trust account. Mr. Havens is not the trustee for his son’s trust account, and does not have the sole or shared power to vote or direct the vote of such shares. Mr. Havens disclaims beneficial ownership of such shares held in his son’s trust account.

Includes 4,003,500 vested options, and 2,669,000 options subject to vesting on May 12, 2012, exercisable at $0.025 per share until May 12, 2015.

* Represents less than 1%

ACTION

DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF COMMON STOCK THE COMPANY

The Company’s Board of Directors unanimously recommended, and the Majority Stockholders have approved, a reverse split of 1 for 100 shares of the outstanding shares of Common Stock held by stockholders of record on the Effective Date. If, as a result of the reverse split, a stockholder is left with a fractional share, such fractional share shall be rounded to the nearest whole share.

Reasons for the Reverse Split.

The effect of the reverse split will be a decrease in the number of issued and outstanding shares of the Company’s Common Stock which will generally cause a corresponding increase in the per share trading price of the common stock. However, because some investors may view the reverse stock split negatively, there can be no assurance that the market price of the Common Stock will reflect proportionately the reverse stock split, that any particular price may be achieved, or that any price gain will be sustained in the future. Company’s management and Board of Directors believe that a higher per share trading price will broaden the Company’s potential shareholders by making it possible for additional potential shareholders to purchase the stock who are presently prohibited from doing so by their brokerage firms, which by policy typically will not allow trading in shares trading below a certain price per share or may charge additional fees for trading the lower priced stock.

By Order of the Board of Directors

By:	/s/ Anthony L. Havens

By:	Anthony L. Havens
Title:	Chief Executive Officer
Dated: July 9, 2020